                                                                      Exhibit 16


Deloitte (R)

                                                Deloitte & Touche LLP
                                                Two World Financial Center
                                                New York, NY 10281-1414
                                                USA

                                                Tel: +1 212 436 2000
                                                Fax: +1 212 436 5000
                                                www.deloitte.com




August 11, 2004
Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read Item 4 of Intelligroup Inc.'s Form 8-K dated August 11, 2004, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP